SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2006

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 7, 2006, we appointed Martin E. Welch, 57, as Executive Vice President and Chief Financial Officer. Certain information concerning Mr. Welch’s background is included in the press release attached as exhibit 99.1 hereto. Mr. Welch has served in an interim capacity since September 2005. In connection with this appointment, we entered into an employment agreement with Mr. Welch on March 7, 2006. A copy of the employment agreement is attached as exhibit 10.1 hereof.

Certain summary information concerning the employment agreement is set forth below:

Base Salary. Mr. Welch will be paid a base salary at the annual rate of $525,000.

Signing Bonus. Mr. Welch will be eligible for a signing bonus of $51,924.

Completion Bonus. Mr. Welch will be eligible for a bonus of $250,000 within 30 days after we file our 2004 Annual Report on Form 10-K (the “2004 10-K”) with the SEC, provided that, except as described below, he must be an employee of the company on the date the 2004 10-K is filed.

Annual Incentive Bonus Plan. Mr. Welch will be eligible to receive an annual cash incentive bonus pursuant to the terms of the United Rentals, Inc. Annual Incentive Compensation Plan (“Plan”). The Target Allocation, as defined in the Plan, will be 90% of base salary.

Relocation Allowance. During Mr. Welch’s employment, the company will pay him a relocation allowance equal to $7,500 per month (on an after-tax basis) for expenses incurred by him for temporary living arrangements for one year.

Restricted Stock Units. The Company stated its non-binding intention to grant Mr. Welch an aggregate of 190,000 restricted stock units, subject to certain vesting criteria, at such time as permitted by applicable law and exchange rules.

Termination and Severance. Mr. Welch will be employed by us at will, and we or Mr. Welch may at any time terminate the employment relationship for any reason or no reason, with or without cause. However, if we terminate Mr. Welch’s employment without Cause or he resigns for Good Reason (as such terms are defined in his employment agreement), we are required to pay him (i) the Signing Bonus and Completion Bonus referred to above, if he has not previously been paid such bonuses, (ii) severance equal to 190% of Mr. Welch’s base salary (such percentage equal to 100% of his base salary, plus the Target Allocation provided for in the employment agreement) and (iii) if such termination occurs prior to the one-year anniversary of the date of the employment agreement, the continued payment of the relocation allowance to which Mr. Welch would have been entitled under the agreement through the end of such period.

If Mr. Welch’s employment is terminated prior to March 31, 2006 and/or prior to the filing of the 2004 10-K due to his death or his becoming Totally Disabled (as defined in the employment agreement), he (or his estate) would be entitled to the Signing Bonus and/or the Completion Bonus, respectively.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 7, 2006, between the Company and Martin Welch III.
99.1	Press release issued by United Rentals, Inc. on March 7, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of March, 2006.

UNITED RENTALS, INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Chief Financial Officer

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